EXHIBITS

Exhibit A: Offering Statement

Exhibit B: Offering Page

Exhibit C: SAFE  and Bonus SAFE

Exhibit D: Amended Certificate of Incorporation

Exhibit E: Bylaws

Exhibit F: RAD Technologies Financial Statements for the fiscal year ended December 31, 2025

Exhibit G: AV Communications Financial Statements

Offering Statement (Exhibit A)

October 9, 2026

Rad Technologies Inc.

Up to $3,951,098* of SAFEs (Simple Agreements for Future Equity)

Rad Technologies Inc., a Delaware corporation (“Rad”, “RAD” the “RAD Intel”, “the Company”, “we,” “us,” or “our” refers to the Rad Technologies, Inc. on consolidated basis) is offering a minimum amount of $10,000 (the “Target Offering Amount”) and up to a maximum amount of $3,951,098* (the “Maximum Offering Amount”) worth of SAFEs (Simple Agreement for Future Equity) of the Company (the “Securities”), including the Investor Fee (defined below) on a best efforts basis as described in this Form C (this “Offering”). The Company must raise an amount equal to or greater than the Target Offering Amount by April 30, 2027 (the “Offering Deadline”). Unless the Company receives investment commitments, which are fully paid for and meet all other requirements set by this Offering, in an amount not less than the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled and all committed funds will be returned.

Each investor must invest a minimum of $1,000.00, not including the Investor Fee described below.

Additionally, all investors will be required to pay a fee (“Investor Fee”) to the Company to help offset transaction costs equal to 2.0% per investment capped at $200 for each investment. DealMaker Securities LLC will receive a cash commission on this fee. This fee is counted towards the amount the Company is seeking to raise under Regulation Crowdfunding and the limit each investor may invest pursuant to Regulation Crowdfunding as described herein and is in addition to the $1,000 minimum securities purchase amount per investor, making the total minimum investment amount, inclusive of the investor fee, $1,020

The Offering is being made through DealMaker Securities LLC (the “Intermediary”) on its platform. The Intermediary will be entitled to receive fees related to the purchase and sale of the Securities. The rights and obligations of any Purchasers of the Securities must complete the purchase process through the Intermediary. All committed funds will be held in escrow with Enterprise Bank & Trust, a Missouri chartered trust company with banking powers (the “Escrow Agent”) until the Target Offering Amount has been met or exceeded and one or more closings occur. You may cancel an investment commitment up to 48 hours prior to April 30, 2027, the Offering Deadline, or such earlier time as the Company designates, pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary, as long as the investment commitment has not already been accepted by the Company. The Intermediary has the ability to reject any investment commitment and may cancel or rescind the Company’s offer to sell the Securities at any time for any reason.

*Includes the Investor Fee

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Perks

Investors in this offering may be eligible to receive additional investment incentives, or “Perks” based on:

●	the amount invested;
●	the investor’s status and/or
●	the length of time the investment remains outstanding.

Any Perks earned by an investor will be issued at the final closing in the form of a separate SAFE (the “Bonus SAFE”). The Bonus SAFE is intended to provide the Investor additional equity should the Bonus SAFE convert. The Investor will not receive a separate cash-out amount under the Bonus SAFE. Accordingly, the Bonus SAFE will contain terms that are substantially similar to the SAFE issued in connection with the investor’s cash investment, except that, the Bonus SAFE is not entitled to any payment in a dissolution event, and in a liquidity event, an investor will only receive any incremental proceeds attributable to the Bonus SAFE Amount.

For instance, if an investor of $1,000 is entitled to a 10% bonus, the investor will receive a SAFE for $1,000 and a separate Bonus SAFE for an amount of $100. If the instruments convert into equity, the Bonus SAFE will entitle the Investor to additional shares as determined under its conversion provisions. If a dissolution event (e.g., bankruptcy) occurs while the Bonus SAFE remains outstanding, the Investor will not be entitled to any payment or distribution under the Bonus SAFE.

Timing of Perks

All Perks will be determined at the final closing in accordance with the eligibility requirements and calculation methodology described below. The applicable Perk will be determined based on the circumstances applicable to the investor and the investment, including, as applicable, the amount invested, the investor’s status and the timing of the investment.

If an investor is entitled to a Perk, the Company will issue a separate SAFE to the investor at the final closing with a principal amount equal to the applicable Bonus SAFE Amount. The Bonus SAFE will be issued without any additional cash payment by the investor and will be in addition to the SAFE issued in respect of the investor’s cash investment.

Amount-Based

All investments accepted in this Offering are eligible for amount-based incentives based on the investor’s cumulative investment amount in the Offering, determined as follows:

Investment Amount	Bonus
$2,500 to $4,999	6%
$5,000 to $9,999	11%
$10,000 to $24,999	18%
$25,000 to $49,999	25%
$50,000 to $99,999	34%
$100,000+	42%

Status-Based

The following holders are eligible to receive the 10% Status-Based Perk: (i) existing holders of the Company’s Class B Common Stock; and (ii) individuals who invest more than once in this Offering. If a new investor invests multiple times during the offering, that investor is eligible for the Status-Based beginning with the second investment and for each subsequent investment in the Offering.

Time-Based

Investments funded between October 9th 2026 and November 6th, 2026 at 11:59 PM PST will receive a 25% bonus. Investments funded between November 7th and November 21st at 11:59pm PST will receive a 18% bonus on the valuation cap of the Securities.

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Stacking of Perks and Perk Cap

An investment may qualify for a Perk in each of the three categories: Amount-Based, Status-Based and Time-Based. Within each category, an investment may qualify for only one Perk, even if it satisfies the requirements for multiple Perks within that category. If an investment satisfies the requirements for multiple Perks within a single category, only the highest applicable Perk in that category will be awarded.

Perks from the Amount-Based, Status-Based and Time-Based categories may be combined; however, the aggregate Perks awarded with respect to any single investment may not exceed a 50% bonus (the “Perk Cap”). Accordingly, an investor may receive one applicable Amount-Based Perk, one applicable Status-Based Perk and one applicable Time-Based Perk, subject in each case to the Perk Cap. For example, an existing investor who qualifies for a 10% bonus Status-Based Perk, invests $100,000 (qualifying for a 42% bonus Amount-Based Perk), and whose investment is funded in the first four weeks of the offering, will receive a total Perk award of 50%   (the maximum), not 77%.

TAX CONSEQUENCES FOR RECIPIENTS (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME WITH RESPECT TO PERKS ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

THE COMPANY RESERVES THE RIGHT TO DISCONTINUE ANY OF THE PERKS FOR REGULATORY PURPOSES.

A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

These Securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these Securities are exempt from registration.

This disclosure document contains forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in this disclosure document and the company offering materials, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s action results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after such state or to reflect the occurrence of unanticipated events.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012, including electing to delay compliance with certain new and revised accounting standards under the Sarbanes-Oxley Act of 2002.

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THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS. THERE ARE ALSO SIGNIFICANT UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THIS OFFERING AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C TITLED “RISK FACTORS”.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES MAY HAVE FURTHER TRANSFER RESTRICTIONS NOT PROVIDED FOR BY FEDERAL, STATE OR FOREIGN LAW.

NO ONE SHOULD CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO YOUR PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT THEIR OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THEIR INVESTMENT.

THIS OFFERING IS ONLY EXEMPT FROM REGISTRATION UNDER THE LAWS OF THE UNITED STATES AND ITS TERRITORIES. NO OFFER IS BEING MADE IN ANY JURISDICTION NOT LISTED IN THIS FORM C. PROSPECTIVE INVESTORS ARE SOLELY RESPONSIBLE FOR DETERMINING THE PERMISSIBILITY OF THEIR PARTICIPATING IN THIS OFFERING, INCLUDING OBSERVING ANY OTHER REQUIRED LEGAL FORMALITIES AND SEEKING CONSENT FROM THEIR LOCAL REGULATOR, IF NECESSARY. THE INTERMEDIARY FACILITATING THIS OFFERING IS LICENSED AND REGISTERED SOLELY IN THE UNITED STATES AND HAS NOT SECURED, AND HAS NOT SOUGHT TO SECURE, A LICENSE OR WAIVER OF THE NEED FOR SUCH LICENSE IN ANY OTHER JURISDICTION. THE COMPANY, THE ESCROW AGENT AND THE INTERMEDIARY, EACH RESERVE THE RIGHT TO REJECT ANY INVESTMENT COMMITMENT MADE BY ANY PROSPECTIVE INVESTOR, WHETHER FOREIGN OR DOMESTIC.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF YOU LIVE OUTSIDE OF THE UNITED STATES, IT IS YOUR RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

Bad Actor Disclosure

Neither the Company nor their controlling persons, are subject to any bad actor disqualifications under any relevant U.S. securities laws.

Ongoing Reporting

Following the first sale of the Securities, the Company will file a report electronically with the Securities and Exchange Commission annually and post the report on its website, no later than 120 days after the end of the Company’s fiscal year.

Once posted, the annual report may be found on the Company’s website at invest.radintel.ai

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The Company must continue to comply with the ongoing reporting requirements until:

(1)	the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	the Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed $10,000,000;

(3)	the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record;

(4)	the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	the Company liquidates or dissolves its business in accordance with applicable state law.

The Company is currently in compliance with its ongoing reporting requirement of Regulation CF. The Company has previously filed its annual reports late, including the annual reports for the fiscal years ended December 31, 2024 and 2025.

Regulation A filings.

The Company also makes filings under Regulation A under the Securities Act. You can find those filings, including exhibits such as corporate documents and material contracts, at www.sec.gov.

Eligibility

The Company has certified that all of the following statements are TRUE for the Company in connection with this Offering:

(1)	Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

(2)	Is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78m or 78o(d));

(3)	Is not an investment company, as defined in Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”)(15 U.S.C. 80a-3), or excluded from the definition of investment company by Section 3(b) or Section 3(c) of the Investment Company Act (15 U.S.C. 80a-3(b) or 80a-3(c));

(4)	Is not ineligible to offer or sell securities in reliance on Section 4(a)(6) of the Securities Act of 1933 (the “Securities Act”) (15 U.S.C. 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

(5)	Has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6)	Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

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SUMMARY

The following summary highlights information contained elsewhere in this Form C. This summary may not contain all of the information that may be important to you. You should read this entire Form C carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

RAD, which stands for Remove All Doubt, aims to revolutionize decision-making around creative direction and content creation. Historically, industry-standard digital marketing had been plagued by bias. The results have been inflated fee structures and guesswork that has permeated and infiltrated campaign decisions for marketing agencies.

RAD aims to help reduce bias with advanced AI that analyzes extensive historical content patterns across brand, social channels and influencer profiles. Our AI leverages robust data sets, historical performance metrics, and natural language processing to automate influencer discovery, analyze audience characteristics, and provide data-driven recommendations for matching content and media strategies to different customer segments. By applying consistent analytical criteria across large data sets, the platform is designed to reduce reliance on subjective decision-making and provide metrics that help brands evaluate campaign performance and return on investment.

We believe that our model teaches brands how to use AI in simple, efficient and user-friendly ways making it easier to incorporate AI-driven insights into everyday marketing decisions. Our goal is to bring brands closer to their content performance and show them how data-driven content creation delivers can help them improve their performance. We believe that our tools can help improve campaign performance beyond industry standards.

RAD’s product can be used to inform communication both online and offline. Today, the technology is being used for social communications, influencer marketing, and paid advertising. As we continue to scale, we see use cases that can service enterprise brands and agencies across a wide variety of sectors including: public policy, healthcare, B2B, CPG, hospitality, entertainment, food, gaming, fashion, beauty and more.

Our aim is to bring brands closer to their content performance data, fostering transparency, trust, and long-lasting client relationships.

The Offering

Minimum Target Offering Amount	$10,000
Name of Securities	SAFE
Total Amount of the Securities Issued after Offering (if Target Offering Amount met)	10,000
Maximum Offering Amount	$3,951,098
Total Amount of the Securities Issued after Offering (if Maximum Offering Amount met)	3,950,898
Price Per Security	$1.00
Minimum Individual Purchase Amount	$1000.00
Maximum Individual Purchase Amount	Unlimited (subject to Regulation CF limits)
Offering Deadline	April 30, 2027
Use of Proceeds	See the section entitled “Use of Proceeds”
Voting Rights	None. *

*SAFEs, are non-voting instruments. Further, investors in this offering will be required to grant a proxy to vote their shares for which the SAFE will potentially convert into to the Company’s Chief Executive Officer, and while the proxy is in effect they will have no voting rights except those required by Delaware law.

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DIRECTORS, OFFICERS, MANAGERS, AND KEY PERSONS

The Company’s executive officers and directors are as follows:

Name	Position	Age	Term in Office	Approximate hours per week for part-time employees
Executive Officers
Jeremy Barnett	CEO	51	2018 to Present	Full-time
Bradley Silver	President	52	2021 to Present	Full-time
Rick Song	CEO, RAD Amplify	57	2026 to Present	Full-time
Steven Silver	COO	59	2025 to Present	Part-time

Directors
Jeremy Barnett	Director	51	2018 to Present
Bradley Silver	Director	52	2021 to Present
Joseph Freedman	Director (Chairman)	57	2021 to Present
Aaron Kuntz	Director	56	2018 to Present

Jeremy Barnett, Chief Executive Officer

Jeremy Barnett, CEO and co-founder is a 3x startup founder with 2 exits, including Trendy Butler (fashion tech). Jeremy has successfully led companies and raised capital with institutional investors such as Fidelity Investments, SOS Ventures, Expert Dojo, and more. He has experience building companies from 0-100+ employees. Mr. Barnett has served as CEO for RAD since the company was founded in March 2018.

Bradley Silver, President

Bradley Silver, President and co-founder is also a 3x startup founder with two exits including Brand Protect. He has extensive experience raising capital and has worked with investors such as Fidelity Investments, GenWealth Ventures, MaRS AF, Brigus Capital, and Greybrook. He has experience scaling companies to $30m+ in annual recurring revenue. Mr. Silver has been with RAD since June 2021. Prior to that he served as the CEO of Atomic reach from November 2010 until October 2021.

Rick Song, CEO, RAD Amplify

Rick Song is the CEO of RAD Amplify, a position that he has held since January 2026. Prior to joining RAD, Rick was the President at the Brand Innovators Strategy Group from March 2023 to January 2026. Rick also worked at Nielsen from June 2019 to February 2023, holding a number of roles. Rick brings 25+ years of experience across digital, media, and technology and has helped scale startups to multi-billion-dollar enterprises, led teams of 200+, served as CRO of two public companies, and participated in multiple successful exits.

Steven Silver, Chief Operating Officer

Steven Silver is the COO of RAD Intel, a position that he has held full time since June 2025 following consultancy work with the company from 2023 to 2025. From 2020 to 2025, he also advised various companies through his business, Steven Silver Holdings Inc. basis. Before that, Steven served as CEO of Kew Media Group from 2016-2020, Partner + Co-Founder of Blue Ice Group from 2005-2017, and Vice President at Entertainment One from 2008-2010. After decades leading, scaling, and operating global production businesses, he brings a disciplined, systems-driven approach to RAD’s expansion across AI-driven marketing and intelligence.

Aaron Kuntz, Director

Aaron Kuntz, Director, is a lifelong entrepreneur, investor and advisor for several growth stage start-ups. He has been an early-stage investor in industries like artificial intelligence, real estate, e-commerce, hospitality and food and beverage. Apart from RAD AI, Aaron is the president and owner of Consumer Credit Marketing, Inc., a marketing services company catering to consumer financial industries, a role in which he has been serving since 2008. Mr. Kuntz has been with RAD since February 2018.

Joseph Freedman, Chairman

Joe Freedman, our co-founder and chairman, is a private equity investor and corporate director with more than 25 years of industry experience. His most recent experience includes 18 years at Brookfield Asset Management, one of the world’s leading private equity and alternative asset management firms. Now retired from Brookfield, Mr. Freedman is a director of several private and public companies and non-profit organizations including Bridgemarq Real Estate Services (TSX:BRE) and the Canadian Civil Liberties Association. Mr. Freedman has served on the board of RAD since August, 2021. Prior to that, he served as the chairman for Make Space Inc. starting in March 2016, which is a role he still holds.

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BUSINESS

Overview

RAD Technologies, Inc. (doing business as RAD Intel) is a Delaware corporation that provides an AI-powered decision intelligence platform for brands and agencies. The platform is built on the premise that content marketing, influencer activations included, depends too much on manual processes and subjective judgment, which we believe leads to guesswork, wasted spend, and fees that reward effort instead of results.

RAD Intel aims to apply consistent, data-driven analysis to each stage of a campaign. It covers influencer discovery, audience evaluation, and matching content strategies to customer segments. Before a recommendation reaches a customer, several independent models validate it. While budgets are in market, the platform tracks actual performance against projections. It also records each decision so brands and agencies can tie their marketing choices to measured outcomes. The Company believes this approach helps its brand and agency partners cut wasted spend and show the return on their marketing investments.

Our Solutions

The first problem we solve is influencer discovery. Our product uses our proprietary AI to analyze historical content patterns from a database of influencers, then matches those influencers to a defined marketing campaign.

The second problem we address is helping clients better understand their audience. Our product generates AI-informed audiences and personas based on available data. These audiences are designed to tell our clients who their customer is and provide insight into that customer’s interests and preferences.

The third problem our AI aims to solve is content optimization and ranking. This product is designed to evaluate and rate content made by content creators against selected criteria, including alignment with a brand’s messaging, and to help predict which piece of content will most deeply resonate with the intended audience.

Milestones and Key Relationships

In the past few years, we have expanded our operations and entered new client and enterprise relationships, including:

●	In 2023, RAD Intel engaged with Hasbro to run two test campaigns for two of its games, HeroQuest and Risk. The success of the first two campaigns led to three additional campaigns, one of which ran
●	In Q1 2024 and two of which ran in Q3 2024. Hasbro subsequently engaged RAD Intel on an annual basis across a diverse portfolio of brands, with a contract extended into 2026. The Company remains an approved vendor for Hasbro under a governing Master Services Agreement. This contract is now held by RAD Amplify, a wholly-owned subsidiary of the Company.
●	In 2023, RAD Intel was a recipient of the Adobe Fund for Design grant. The Company has since released an add-on product in the Adobe Express platform.
●	In 2023, RAD Intel launched a strategic partnership with Omnicom (NYSE: OMC), one of the world’s largest advertising and marketing services organizations, under which Omnicom utilizes RAD Intel’s proprietary AI and co-builds products and services for Omnicom clientele. The partnership has been renewed for a third year. This contract is now held by RAD Amplify.
●	In 2025, the Company partnered with Arm Candy, a mid-market agency, to pilot its products and services with Cicis Pizza. Within 45 days, the pilot converted into a program spanning the full 2026 calendar year. This contract is now held by RAD Amplify.
●	In 2026, the Company expanded its anchor client partnership with Arm Candy through an additional key activation with Children’s Hospital Texas, under a contract held by RAD Amplify, further deepening a recurring enterprise relationship that the Company believes demonstrates its ability to grow revenue within existing client partnerships.
●	In 2026, the Company, through RAD Amplify, entered into a commercial agreement with a major entertainment and media company in connection with the release of a television series, executing a creator campaign powered by the Company’s predictive selection technology. The Company completed the initial engagement and delivered results to the client and is currently in discussions regarding potential additional engagements.
●	In 2026, Lickly Inc., a subsidiary of RAD Technologies, Inc., closed its first two annual SaaS contracts, marking the Company’s first recurring software revenue and the initial commercial validation of its decision intelligence platform in the market.

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2026 Corporate Reorganization, Acquisitions, and New Company Formations

In furtherance of its strategy of operating multiple businesses on a single shared intelligence platform, the Company took the following steps in 2026:

●	In 2021, RAD Intel acquired Atomic Reach, Inc., a Toronto-based company, which included the proprietary AI platform that our products now utilize.
●	In 2026, the Company contributed its enterprise and managed-services operations, formerly its core operating business, into RAD Amplify, Inc., a wholly-owned subsidiary of the Company. RAD Amplify operates with its own chief executive officer, Rick Song, and dedicated client-success and sales teams, and maintains its own profit-and-loss statement, balance sheet, and budget allocations. The Company’s core AI platform and related intellectual property remain owned by RAD Technologies, Inc.
●	In 2026, the Company organized Lickly, Inc., a wholly-owned subsidiary, to develop and commercialize the Company’s self-serve software product for mid-market customers. Lickly is led by Bradley Silver, the Company’s President, and operates with dedicated go-to-market, marketing, and sales-enablement teams, and maintains its own profit-and-loss statement, balance sheet, and budget allocations.
●	In 2026, the Company acquired a 70% interest in AV Communications Inc. (“AVC”), an Ontario, Canada-based multicultural marketing and media agency serving Pan-Asian, cross-cultural, and emerging-demographic segments across North America. The Company’s interest in AVC is held through RAD Canadian Holdings, Inc. (“RAD Canada”), a wholly-owned subsidiary of the Company organized in 2026. Following the transaction, Joycelyn David, through a special purpose vehicle, retained a 30% ownership interest in AVC and continued to serve as its Chief Executive Officer.
●	In 2026, the Company helped organize and took a controlling interest in Altivera Vision, a newly formed AI-enabled vision-care platform led by Dr. Jeffrey Machat. Altiversa Vision has licensed the Company’s patient-acquisition intelligence in a venture the Company believes demonstrates that its audience and decision intelligence technology extends beyond marketing into regulated, high-consideration categories such as healthcare.

Each operating business conducts its commercial activities under dedicated management while utilizing elements of the Company’s technology platform and shared corporate resources. The structure is intended to support the development and operation of multiple business lines while maintaining centralized oversight of technology development, capital allocation, and corporate governance at the parent-company level.

Our Operating System

RAD Intel’s base product is an operating system designed for modern marketing, built to translate complex and fast-changing human behavior into structured signals that support commercial decision-making. At its core is M³V-R™ (Multi-Modal Modeling, Validation & Reasoning), the Company’s proprietary methodology for converting qualitative cultural context into structured, commercially actionable intelligence.

Traditional marketing technology generally reports on what happened after a campaign has run. RAD’s platform, by contrast, is designed to provide predictive insights before marketing budgets are spent. Our closed-loop platform aims to integrate audience intelligence, influencer discovery, content ranking, paid media execution, and performance optimization into a single workflow.

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The Problem: The “Intuition Gap”

Modern marketing remains one of the largest discretionary expenditures in the global economy, yet it often relies on subjective, non-repeatable heuristics. We believe traditional systems fall short for three reasons:

Context blindness. Standard machine-learning tools can identify demographics but often cannot interpret trust, narrative framing, or cultural alignment.

Structural fragmentation. Disconnected tools for discovery, execution, and analytics can result in an incomplete picture of ground truth.

Post-hoc reporting. Much of the available marketing intelligence is retrospective, offering no mechanism for pre-execution quality control.

The RAD Solution: M³V-R™ Methodology

RAD aims to replace fragmented workflows with a unified AI system designed for unstructured behavioral inputs. The M³V-R™ system is designed to function through four distinct layers:

1	Multi-Modal Ingestion: Ingesting behavioral signals at scale across text, image, and video.

2	LLM Interpretation: Resolving intent and cultural context that traditional analytics miss.

3	Constraint-Aware Reasoning: Applying commercial logic to enforce consistency and plausibility.

4	Structured Validation: Compressing outputs into ranked, actionable decisions.

The Platform Deliverables

●	Behavioral Audience Modeling: Moving beyond demographics to identify how audiences form opinions and make decisions.

●	Predictive Influencer Matching: Evaluating creator trust and cultural fit to filter for conversion likelihood rather than just follower count.

●	Pre-Execution Content Ranking: Scoring content against audience profiles to identify necessary changes before distribution.

●	Closed-Loop Media Execution: Converting high-performing organic content into targeted paid media, connecting intelligence to spend.

Our Businesses

The operating system described above is the foundation on which the Company’s operating businesses deliver products and services to market. Each operating business addresses a distinct customer segment with a distinct commercial model, while drawing on the same underlying technology platform and data infrastructure owned by RAD Technologies, Inc. RAD Technologies, Inc. itself does not conduct client-facing commercial operations; it develops and owns the platform and provides shared services, capital allocation, and governance to its operating businesses.

The Company views its business through three segments:

●	RAD platform, comprising the Company’s artificial intelligence-driven marketing technology platform and its influencer marketing, managed services and software-as-a-service operations conducted through RAD Technologies, Inc., RAD Canada Inc., RAD Amplify, Lickly, Atomic Capital Inc. and Atomic Capital USA Inc.;
●	Altivera Vision, Inc.; and
●	AV Communications Inc.

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The Rad Platform

RAD Amplify

RAD Amplify is the Company’s enterprise marketing services business, providing campaign development, creator and influencer marketing support, and related advertising services to brands and agencies. RAD Amplify assists clients with planning, coordinating, and executing marketing initiatives that may include collaborations with digital creators and social media platforms. In delivering these services, RAD Amplify utilizes the Company’s proprietary AI platform for audience analysis, creator identification, and content evaluation, alongside third-party tools for campaign management and performance monitoring. RAD Amplify generates revenue through campaign-based engagements, retainers, and service fees.

Lickly

Lickly is the Company’s software business, developing a self-serve platform intended to assist mid-market brands, agencies, and marketing professionals in managing influencer and creator-related marketing activities. The platform enables users to search for and organize information about social media creators and to coordinate influencer marketing campaigns within a centralized system. Lickly operates as a wholly-owned subsidiary of the Company under dedicated management.

The Lickly platform is designed to serve two primary client segments:

●	Marketers and brand clients, who utilize structured packages for audience identification and campaign insights, with view-only reporting access; and,
●	Agency and in-house agency clients, who receive broader operational access, full workflow tools, and onboarding support to manage influencer programs.

To power these workflows, the platform integrates data analytics and machine learning across seven core capabilities: audience analysis, influencer discovery, campaign coordination, content analysis, performance reporting, predictive modeling, and automated workflow tools. By analyzing publicly available digital data and historical performance metrics, the technology is designed to assist clients in identifying suitable creators, organizing campaign deliverables, tracking communications, and evaluating potential marketing outcomes.

Atomic Capital

Atomic Capital is a pre-revenue business focused on evaluating potential applications of the Company’s data analytics and artificial intelligence capabilities in financial markets. Atomic Capital is exploring the use of data-driven models to identify and analyze patterns in digital assets and other emerging markets and to develop structured, testable strategies based on those observations. Atomic Capital remains in an early stage of development and has not generated revenue to date.

Altivera Vision

Altivera Vision is   an AI-enabled vision-care platform that applies the Company’s audience and decision intelligence engine to patient acquisition, matching ophthalmology practices to patients actively seeking their procedures. The Company believes this demonstrates that its platform extends beyond marketing into regulated verticals such as healthcare. As of the date of this Offering, Altivera Vision is pre-revenue.

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AV Communications Inc.

AV Communications Inc. is one of Canada’s leading independent multicultural marketing agencies, specializing in multicultural audiences across North America, Asia and Europe.   Named one of Canada’s Top Growing Companies by The Globe and Mail’s Report on Business in 2023, 2024 and 2025, AVC offers full-service capabilities spanning creative, digital, media and strategic communications.

On June 19, 2026,   the Company acquired a 70% interest in AVC, held through RAD Canada. The acquisition added multicultural marketing capabilities that the Company did not previously have in-house and believes would be difficult and time-consuming to replicate organically. The Company intends to integrate its AI-driven audience and creator intelligence capabilities into AVC’s client work, and believes this combination can enable AVC to offer data-driven consumer insights and predictive campaign modeling alongside its cultural expertise.

How We Generate Revenue

The Company generates revenue through its operating businesses, each of which addresses a distinct customer segment with a distinct commercial model. The Company’s sales and marketing strategy operates through its portfolio companies, combining four motions: direct enterprise sales through RAD Amplify; self-serve and product-led distribution through Lickly; agency client relationships through AVC; and the Company’s broader AIBO acquisition strategy, through which acquired businesses will contribute established customer bases and distribution channels.

Some customer relationships are recurring in nature, while others reflect individual completed campaigns. The Company has also previously completed campaigns for brands including Sweetgreen, THE BLK TUX, MGM Resorts, National CineMedia, Ro, and Bright Horizon. Our customers range from large legacy brands to growth companies, served across the Company’s portfolio companies:

RAD Amplify

RAD Amplify, our enterprise managed-services business, generates revenue through direct engagement with enterprise and mid-market clients, including campaign-based engagements, retainers, and service fees.

AV Communications

AVC, our majority-owned marketing and media agency, generates revenue from campaign development and execution fees, creative production, and media planning and buying, through project fees and retainers.

Altivera Vision

Under a Software License Agreement between RAD and Altivera Vision, RAD granted Altivera Vision an exclusive, worldwide, sub licensable license to its proprietary AI-powered marketing and lead-generation platform for use in the ophthalmology and optometry field. The agreement has a 20-year initial term, automatically renewing for successive two-year periods. During the term neither RAD nor any of its other licensees, customers, or third parties may use or exploit the platform within that field. In exchange, Altivera Vision pays RAD a royalty equal to 12.5% of “Net Marketing Fee Revenue,” defined as the gross services fees Altivera Vision and its affiliates collect from partner practices, net of pass-through media and advertising spend, third-party and platform costs, refunds and chargebacks, and applicable taxes. The agreement also allows the parties to adjust the fee structure in good faith if Altivera Vision adopts a subscription or other pricing model with practices, while preserving the same underlying economics. Because Altivera Vision is pre-revenue, no royalites have been paid or become payable to RAD as of the date of the Offering.

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Lickly

Lickly generates revenue as a software-as-a-service (SaaS) business model with usage-based subscription packages rather than traditional seat-based pricing. Lickly is currently offered in a paid beta and generates subscription revenue from paying customers.

Customer and Partner Relationships

Held through RAD Intel

Adobe

In 2023, the Company was selected for the Adobe Fund for Design grant. Following that selection, the Company developed a proprietary media-optimization add-on integrated directly into the Adobe Express marketplace. This technical collaboration allows Adobe Express users to access the Company’s predictive AI engines to evaluate visual content for emotion, sentiment, and clarity prior to campaign publication.

Held through RAD Amplify

Omnicom

The Company established its relationship with Omnicom\ in November 2023 as a pilot program. The relationship subsequently developed into a multi-year commercial agreement and was renewed for its third consecutive year in 2026. The Company’s platform is an approved offering within Omnicom’s tool stack, allowing Omnicom agency teams to deploy, and bill their clients for, services powered by the Company’s technology.

Hasbro

In 2023 and 2024, the Company conducted multiple test campaigns for Hasbro. Following those campaigns, Hasbro executed a Master Services Agreement making the Company an approved vendor across Hasbro’s portfolio of brands (including Nerf, Monopoly, and Transformers). Based on the pilot results, Hasbro entered into an annual contract valued at approximately $1.7 million for 2025 to scale platform adoption across its enterprise marketing environment. The company uses its MSA to govern the overall partnership and new campaign opportunities. In 2026, no new campaigns have been secured.

Arm Candy

The Company entered into a services agreement with Arm Candy in 2025, a marketing and creator-focused agency, to provide platform access for influencer identification and workflow management. The agreement carries an initial contract value of approximately $1.1 million, subject to service delivery and campaign activity over the term, and establishes a framework the Company believes is repeatable for future agency partnerships.

Leading Entertainment and Media Company

In June 2026, the Company entered into a commercial agreement with a major entertainment and media company in connection with the release of a television series. The Company completed the initial engagement and delivered results to the client and is currently in discussions regarding potential additional engagements.

Through AVC

AVC brings more than 23 years of operating history, having executed more than 3,000 campaigns across five countries and served approximately 50 enterprise clients globally. As one of Canada’s leading independent multicultural marketing agencies, AVC specializes in reaching diverse audiences across North America, Asia, and Europe. Its client base includes large organizations such as Western Union, BMO, Reckitt Canada, and Edward Jones, with an average client tenure of approximately 10 years while also earning recognition across more than 40 award categories.

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Through Lickly

Lickly has been commercially live for less than 120 days as of September 10, 2026 and is in a paid beta offering, with multiple clients on annual SaaS contracts. The Company is developing an active pipeline of prospective customers of this type.

Intellectual Property

The Company relies on a combination of intellectual property rights, trade-secret protection, contractual restrictions and confidentiality procedures to protect its technology and other proprietary information.

The Company’s core intellectual property is owned by the Company itself. and is made available to its operating subsidiaries through appropriate arrangements.

The Company’s technology includes proprietary artificial intelligence and natural language processing models and methodologies used to analyze text, images, video and other digital information. The Company generally treats the underlying technology, research and methodologies as trade secrets and does not publicly disclose material details of its proprietary research.

The Company has filed a trademark application for M³V-R™. As of the date of this Offering Circular, the application remains pending.

The Company has also obtained a royalty-free, non-exclusive license to certain intellectual property owned by Tulong Technologies Inc. pursuant to the arrangements described under “Acquisition Strategy and Recent Acquisitions.”

The Company has engaged Norton Rose Fulbright to assist with management of its intellectual property portfolio.

Acquisition Strategy and Recent Acquisitions

The Company intends to pursue a strategy of acquiring complementary businesses that may expand its customer relationships, distribution capabilities, technology and industry expertise. The Company refers to this strategy as its AIBO strategy.

On June 19, 2026, RAD Canada acquired a 70% interest in AVC. The Company views AVC as the first agency acquisition under this strategy.

In connection with the AVC acquisition, RAD Canada received a 24-month option to acquire 51% of Tulong Technologies Inc. (“Tulong”) for CAD $616,000, payable one-half in cash and one-half in shares of the Company’s Class B common stock, subject to the terms of the applicable agreements. The Company also received a royalty-free, non-exclusive license to use, modify, commercialize and sublicense Tulong’s AI-powered media-planning platform during the option period. If the option is not exercised, the license continues on a perpetual, non-exclusive basis at a fair-market license fee, subject to the applicable agreement.

The Company intends to evaluate additional acquisitions of marketing services agencies, creator and influencer businesses, software platforms and other businesses whose operations may be complementary to the Company’s technology platform.

Potential Acquisitions

The Company believes that additional growth and scale may be achieved through strategic acquisitions of complementary businesses that align with its artificial intelligence and marketing technology platform. From time to time, the Company evaluates potential acquisitions and may enter into non-binding letters of intent or engage in preliminary discussions with prospective acquisition targets. As of the date of this Offering Circular, the Company is in discussions with certain potential targets, including businesses operating in creator marketing, consumer creator services and related technology markets.

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Any potential acquisition would be subject to due diligence, negotiation of definitive agreements, financing considerations and other customary conditions. The Company has not entered into definitive agreements for the potential acquisitions described below, and there can be no assurance that any transaction will be completed or completed on the terms currently contemplated.

The following discussion illustrates, at a high level, the types of businesses the Company may consider pursuing as part of its acquisition strategy and that it believes could be complementary to its service offerings. These potential targets may include marketing services agencies, creator and influencer management businesses, consumer applications in the creator economy, software platforms related to marketing technology, and other businesses operating in sectors where data analytics, digital media, or artificial intelligence tools may support operational efficiency or growth.

Target 1

The Company is in discussions with a creator-focused marketing agency to explore a potential acquisition. The target operates as a marketing services agency that supports brands through creator partnerships, influencer campaigns, and digital content initiatives across social media platforms.

The potential acquisition is intended to align with the Company’s strategy of combining marketing services capabilities with its technology platform in order to support influencer marketing campaigns and related digital marketing activities.

If completed, the Company expects that the agency’s operations may utilize the Company’s software tools and related technology to support campaign management, creator identification, and marketing workflow processes.

Target 2

The Company is in discussions with a consumer social application focused on live, on-demand creator activations. These discussions are preliminary, no terms have been agreed, and there can be no assurance that the discussions will result in a definitive agreement or a completed transaction.

The target operates a mobile marketplace that connects consumers, brands, and event organizers with vetted content creators who capture, produce, and deliver edited content on location and in real time. The target currently operates in a limited number of major metropolitan markets.

The Company believes this category, on-demand, location-based creator services is complementary to its existing businesses in several respects. If a transaction were completed, the Company believes the target could: (i) extend the Company’s platform from campaign planning and prediction into real-time content production and live activation; (ii) provide access to a network of vetted creators that could support campaigns run by the Company’s other operating businesses; (iii) generate first-party content-performance and engagement data on infrastructure the Company would own, complementing the publicly available data the platform currently analyzes; and (iv) provide enterprise clients with on-demand content-production capabilities for events, retail activations, and location-based campaigns.

Any such transaction would be subject to due diligence, negotiation of definitive agreements, financing considerations, and other customary conditions. The Company has not entered into any definitive agreement with this target, and no assurance can be given that any transaction will occur on any particular terms or at all.

The Company believes these potential acquisition targets illustrate the types of businesses it may pursue as part of its broader growth strategy. These opportunities are intended to expand the Company’s technology ecosystem, increase access to enterprise and agency clients, and support the continued development and deployment of the Company’s artificial intelligence platform across multiple industries. With the exception of the recent acquisition of AVC, as of the date of this Offering Statement, no definitive agreements have been executed with respect to these potential acquisitions, and there can be no assurance that any such transactions will be completed.

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Potential Asset Acquisition and Related Hiring

The Company is currently looking into the potential for a transaction in which it, or a subsidiary, would acquire certain intellectual property and other assets, and has had introductory conversations with the seller. Our management believes that the assets would complement the Company’s platform and operations. The acquisition of the assets would also involve the hiring of a senior executive together with a number of employees. The assets are currently held by a business that is financially distressed, and so the sale may be conducted through a third party who would accept cash or assumption of liabilities as a form of consideration for the transaction. The approximate value would be about $1.5 million.

The transaction has not been finalized, and there can be no assurance that it will be completed. As of the date of this Form C, we have only had preliminary discussions with the potential seller and no definitive agreements are in place. Should we enter into a definitive agreement, we anticipate providing an update to the disclosures included in this Form C.

Market and Industry

The Company participates in several large, overlapping markets through its operating businesses, including influencer and creator marketing, artificial intelligence in marketing, digital advertising, multicultural marketing and marketing software. The market size estimates below are drawn from third-party industry sources; definitions and methodologies vary among sources, these markets overlap and should not be aggregated, and there can be no assurance that the Company will capture any particular share of any market. The Company did not independently evaluate the third-party sources identified below, and these sources are not incorporated by reference into this offering circular.

Influencer and Creator Marketing — approximately $40.5 billion in 2026, projected to reach $152.6 billion by 2031 (Source: Mordor Intelligence, Influencer Marketing Market Report). This is the Company’s core market, addressed by RAD Amplify (managed campaigns for enterprise clients) and Lickly (self-serve software for mid-market brands and agencies). Brands continue to shift budget toward creator-led content as consumers increasingly discover and evaluate products through creators they trust, and the segment is among the fastest-growing categories of marketing spend.

The Creator Economy — estimated at $250 billion in 2023 and projected by Goldman Sachs Research to approach $480 billion by 2027 (Source: Goldman Sachs Research). Beyond marketing budgets, the broader ecosystem of creator monetization — platform payouts, brand partnerships, and creator services — represents the environment in which the Company’s creator-discovery, creator-management, and potential creator-marketplace capabilities operate.

Artificial Intelligence in Marketing — approximately $35.0 billion in 2026, projected to reach $82.2 billion by 2030 (Source: Grand View Research). The Company’s platform thesis sits directly in this segment: enterprises are moving from experimenting with AI tools to embedding AI-driven decision-making in marketing workflows, and the Company believes demand is shifting from retrospective analytics toward predictive, pre-execution intelligence of the kind its platform is designed to provide.

Digital Advertising — approximately $740–836 billion globally in 2026, representing roughly 70% of total media spend (Source: [pick one — eMarketer or GroupM — and cite it exactly; see note 3]). Paid digital media is the largest pool of spend the Company touches, addressed through AVC’s media planning and buying, and the paid-media execution layer of the Company’s platform.

Multicultural Marketing — U.S. multicultural media spend reached a record $45.8 billion in 2024 (Source: PQ Media, U.S. Multicultural Media Forecast), against Hispanic consumer buying power of approximately $2.7 trillion and Asian American buying power projected at $1.6 trillion. Industry research has repeatedly found that brands underspend on multicultural media relative to these segments’ share of population and purchasing power — a structural gap that AVC’s cross-cultural and Pan-Asian capabilities are positioned to address, and the strategic rationale for the Company’s June 2026 acquisition of its majority interest in AVC.

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Customer and Creator Relationship Management — approximately $86.4 billion in 2026, projected to reach $161.3 billion by 2033 (Source: Grand View Research, Customer Relationship Management Market Report). The Company participates in this segment in three ways. First, Lickly’s platform functions as relationship-management software for the creator economy — organizing creator identification, communications, deliverables, and campaign workflow in a centralized system, much as traditional CRM systems organize customer relationships. Second, the Company’s audience and persona intelligence is designed to enrich the customer data that clients manage within their existing CRM environments, supporting more precise segmentation and messaging.

Supporting segments — the Company’s platform capabilities also touch adjacent categories, including social media management (estimated at $36.4 billion in 2026), marketing automation (estimated at $8.4 billion in 2026), and data analytics and management (estimated at $205.6 billion in 2026), each of which reflects enterprise demand for the workflow, automation, and intelligence functions embedded in the Company’s products. Source: Grand View Research.

Sources for the updated figures: Mordor Intelligence, Goldman Sachs Research, Grand View Research, eMarketer, PQ Media via PRWeb, digital ad spend statistics, Grand View Research CRM report, Grand View press release, Business Research Insights lead-gen services, Market Research Future B2B lead gen.

Through RAD Amplify, current customers include Omnicom, which renewed its commercial agreement for a third consecutive year in 2026; Hasbro, which is governed by an existing Master Services Agreement and is on a campaign by campaign basis, and Arm Candy, under a services agreement running through 2026. Recent engagements also include a June 2026 commercial agreement with one of the world’s largest entertainment and media companies.

Through AVC, current customers include Western Union, BMO, Reckitt Canada, and Edward Jones. AVC is one of Canada’s leading independent multicultural marketing agencies, specializing in multicultural audiences across North America, Asia and Europe

Through Lickly, its sales and marketing plan is built on HubSpot and paid media, managed with traditional conversion metrics tied to lifecycle stages from lead through MQL, SQL, and closed-won. The company is intentionally testing multiple ICPs, using conversion data at each funnel stage to determine which segments qualify and convert best before concentrating spend. Lickly is in a paid beta program and has multiple mid-market brands on annual SaaS subscription contracts, which serves as initial validation of demand, and the company has built a significant pipeline behind it. The HubSpot instrumentation gives the team a clear read on cost per MQL, MQL-to-SQL conversion, and pipeline created by segment as the ICP tests mature.

The Company does not maintain a centralized sales organization at the holding-company level; sales and customer acquisition are conducted by each operating business. RAD Amplify maintains its own sales and client-success teams focused on enterprise and strategic accounts. Lickly employs a lower-touch, product-led model, with dedicated go-to-market, marketing, and sales-enablement teams supporting self-serve adoption and conversion of its paid-beta pipeline, a model the Company believes can acquire mid-market customers at a lower cost than enterprise sales. AVC maintains its own business-development and client-service functions serving its agency clients. The parent company supports each operating business with shared technology, capital allocation, and corporate resources, and each business is expected to scale its sales function in alignment with its own revenue growth. The operating businesses also leverage partnerships, including agencies and other strategic collaborators, to expand market reach and support customer acquisition.

In addition to organic growth, the Company’s acquisition strategy is designed to expand distribution capabilities, client relationships, and market presence. Acquired businesses may contribute existing customer bases, revenue streams, and industry expertise — as with AVC’s multicultural agency client roster — which the Company believes can enhance its ability to scale sales and marketing efficiently. There can be no assurance that the Company will successfully identify, complete, or integrate any future acquisitions, or that acquisitions will result in increased revenue or growth.

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The Company has pursued brand awareness through a combination of organic media coverage and paid sponsorships and placements in high-visibility publications, including TechCrunch, Rolling Stone, Fast Company, VentureBeat, Bloomberg, and Forbes. These initiatives are intended to increase awareness of the Company and its offerings; there can be no assurance that such exposure will result in customer acquisition or revenue. The Company’s base of approximately 30,000 retail shareholders also represents a community of brand advocates and, in some cases, customers and referral sources.

With the proceeds of this offering, the Company intends to make targeted investments in sales and marketing, including expanding the RAD Amplify sales organization, scaling Lickly’s product-led acquisition, increasing performance marketing and brand initiatives, and supporting its acquisition strategy, as described in “Use of Proceeds.” These efforts are intended to accelerate growth, although there can be no assurance regarding the timing or extent of any such growth.

Competitive Landscape

The Company believes it operates at the intersection of marketing execution platforms, creator marketing systems, and enterprise data infrastructure providers. While each of these categories includes well-capitalized and established companies, the Company’s focus is on delivering predictive intelligence designed to inform marketing and revenue decisions prior to execution. There can be no assurance that the Company will successfully compete with these or other market participants, many of which have significantly greater financial, technical, and operational resources.

The Company competes for customer budget and strategic marketing decisions with a range of providers and solutions. These competitors and alternatives include:

●	traditional marketing and advertising agencies;
●	digital marketing and performance marketing agencies;
●	influencer and creator marketing platforms;
●	marketing automation and workflow platforms;
●	enterprise data and analytics platforms;
●	social media platforms offering creator marketplaces; and
●	internal marketing, analytics and technology teams maintained by customers.

The Company believes its differentiation lies in its ability to combine elements of strategy, execution, and analytics into a unified, AI-driven decision layer designed to inform marketing and revenue decisions prior to execution. However, there can be no assurance that customers will prefer the Company’s approach over alternative solutions. The Company operates within a broad and evolving market at the intersection of marketing technology, creator marketing platforms, and data-driven decision intelligence systems. Rather than competing within a single defined category, the Company’s platform is designed to integrate elements of each.

As a result, the Company views its competitive landscape across multiple categories of companies that address different components of the marketing and data ecosystem. Companies operating in adjacent or overlapping categories include Adobe Inc., HubSpot, Inc., Zeta Global Holdings Corp., Sprout Social, Inc. and IZEA Worldwide, Inc., as well as privately held companies such as CreatorIQ, GRIN, Aspire, LTK and ShopMy. The Company does not compete directly with all of these companies in every market or application.

Legal

We are not aware of any pending or threatened legal actions that we believe would have a material impact on our business.

Employees

The Company has 94 full-time and contract employees as of September 10, 2026. As a part of our capital raise, we plan to initially hire a number of employees to assist in the deployment and scaling of our platform. As we continue to develop our technology we will also scale up our technical staff with the ultimate goal of creating a self-serve platform.

Property

The Company is 100% remote and so does not have any office space and is not currently party to any leases. The Company has engaged a service to manage its mailing address at 1501 Lincoln Blvd, Venice, CA AVC currently has a mailing address at 215 Spadina Avenue, Suite 400, Toronto, ON M5T 2C7.

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related To Our Company

We have limited operating and financial history.

Our company was founded in 2018 and, during the majority of its early years focused primarily on developing our proprietary AI technology. We have since demonstrated our beta technology has achieved product/market fit and have begun generating growth in topline revenue. However, we have not yet achieved profitability. We have incurred net losses from continuing operations of $19,931,337 and $8,539,470 for the fiscal years ending December 31, 2025 and December 31, 2024, respectively.

In addition, , our costs of revenue have exceeded our revenue in each of these periods. Our ability to grow revenue and improve margins depend, in part, on our ability to further develop our technology and successfully add new clients. We intend to build a version of our product that can be licensed and operated by our clients. The development of this product may encounter technical, operational, or other unforeseen challenges that could delay the introduction of new features or functionality. Any such delays could, in turn, delay our ability to grow revenue, improve our gross margins, and achieve profitability.

Our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 have been prepared on a going concern basis.

The Company has suffered recurring losses from operations and, as of December 31, 2025 and as of December 31, 2024, had net capital deficiencies that raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern in the next twelve months following the date of the consolidated financial statements is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

The historical financial statements of AVC will not be comparable to our future financial statements.

The historical audited financial statements of the acquired business included in this offering are presented in Canadian dollars and reflect the historical operations of the acquired business prior to its acquisition by us. Regulation Crowdfunding does not require us to provide pro forma financial information giving effect to the acquisition, and no such information has been included in this offering.

As a result, investors should not assume that the historical financial statements of the acquired business are indicative of our future financial condition or results of operations. Our future financial statements will reflect the acquired business as part of our operations and may differ materially from the historical financial statements included in this offering due to, among other things, the effects of the acquisition, changes in operations, accounting policies, currency translation, and other post-acquisition developments. Accordingly, the historical financial statements of the acquired business should be considered in light of these limitations.

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Our technology is not yet fully developed.

Our technology seeks to match influencer (content) with client needs for authentic content to market a product/service with a high ROI on the marketing campaign. Currently we are relying on investment capital to finance product development while we continue to grow revenue and ultimately profit. We have not fully vetted the feasibility/motive driver to get influencers to authenticate on our software. This is an important step to create a network of influencers (supply).

Our technology and infrastructure has not yet been tested at the full scale that we will need to meet expected full demand for the product. Any setback or unforeseen problem could potentially delay our timeline, negatively impact user experience, and ultimately result in a loss of subscribers.

We need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

In order to continue to operate and grow the business, we will need to raise additional capital beyond this current financing round by offering shares of our Common or Preferred Stock and/or other classes of equity. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

If the Company cannot raise sufficient funds, it will not succeed.

The Company may receive up to a maximum of approximately $4 million   from the sale of SAFEs in this Offering. Even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive. If the Company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

We rely on a small management team to execute our business plan, and may be required to raise additional capital in order to continue to develop our technology and continue to scale our platform.

Our senior management team is currently small and consists of only one full-time CEO, our president, and the three additional members of the board. CEO Jeremy Barnett’s experience and connections in the influencer marketing industry are vital for us to both grow as a company and to raise funds. Without him, we would struggle to navigate the industry and grow our partnership and client base. Additionally, we rely on Jeremy to help raise funds for the Company until we are generating significant revenue to cover our costs and growth plans. As we continue to grow and scale our product, we might be required to raise debt or equity financing in order to develop our platform and effectively scale our product to meet demand.

We are subject to cybersecurity and data security risks.

Our Company depends on the secure operation of our AI-powered software platform, consulting services, cloud infrastructure, and third-party technology providers. We face cybersecurity risks, including unauthorized access, ransomware, phishing, malware, data breaches, and other cyberattacks that could disrupt our operations, compromise confidential information, expose our proprietary technology, damage our reputation, and result in regulatory investigations, litigation, or financial losses.

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Our AI-driven products and marketing services rely on the collection, processing, and protection of data. Any failure to safeguard this information or comply with applicable privacy and data security laws could result in liability, customer losses, and harm to our business. In addition, we rely on third-party cloud, software, and AI providers, and any disruption or security incident affecting those providers could adversely affect our operations.

We maintain cybersecurity insurance intended to help mitigate certain losses arising from cybersecurity incidents. However, our insurance may not cover all types of claims or losses, may be subject to significant deductibles, exclusions, or coverage limits, and may not be available on commercially reasonable terms in the future.We do not currently maintain cybersecurity insurance. As a result, any cybersecurity incident could expose us to losses that may not be covered by insurance and could have a greater adverse effect on our business, financial condition, and results of operations.

Although we maintain cybersecurity measures designed to protect our systems and data, no security program can eliminate all risks. Any significant cybersecurity incident could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We depend on proprietary know-how and other intellectual property that may not be adequately protected.

Our success depends in part on our proprietary technology, software, artificial intelligence capabilities, methodologies, know-how, trade secrets, and other intellectual property. However, we do not currently own any issued patents or registered intellectual property that provides exclusive rights to our core technology or business processes. As a result, our ability to protect our proprietary assets depends primarily on contractual arrangements, confidentiality obligations, trade secret laws, and other legal protections, which may be inadequate or difficult to enforce.

Third parties may independently develop similar technologies or services, reverse engineer aspects of our products, or otherwise use information similar to our proprietary know-how without violating our rights. In addition, unauthorized disclosure or misuse of our confidential information by employees, contractors, consultants, or other third parties could diminish our competitive advantage. If we are unable to adequately protect our proprietary technology and other intellectual property, our competitive position, business, financial condition, and results of operations could be materially adversely affected.

Our significant customer concentration exposes us to substantial risks if we lose, or experience a reduction in business from, one or more significant customers.

We derive a significant portion of our revenues from a limited number of customers. For the six months ended June 30, 2026, approximately 73% of our net revenues were generated from one customer. For the six months ended June 30, 2025, approximately 94% of our net revenues were generated from two customers. In addition, as of June 30, 2026, customers associated with AVC’s accounted for approximately 47% of our gross accounts receivable.

The loss of any significant customer, or a material reduction in purchases by any such customer, could have a material adverse effect on our revenues, cash flows, results of operations and financial condition. Our customer concentration also exposes us to risks associated with the financial condition, business operations, purchasing decisions and other circumstances affecting our significant customers, over which we have limited or no control. There can be no assurance  that we will be able to retain our significant customers or maintain the level of business we currently conduct with them, or that we will be able to diversify our customer base in the future.

We still have to prove the feasibility of attracting influencers to authenticate on our website.

One assumption that we have not fully vetted is the feasibility of attracting influencers to authenticate on our platform. This connection provides us with a network of (content) influencers that makes our matchmaking technology efficient. In small volumes we have proven that the idea is plausible but currently don’t have enough data points to come to a logical conclusion. To understand our challenges, we are holding focus groups where we can engage with influencers to understand their motives and concerns.

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The laws and standard behind artificial intelligence are uncertain and may change.

AI is a new and emerging technology that is subject to varying degrees of regulation in different jurisdictions. Compliance with these laws can be costly and there is a risk of regulatory enforcement or litigation if we fail to comply with these requirements. Additionally, laws may change over time, which may increase our likelihood of non-compliance and potential enforcement. Because we are a smaller company, we may not have the resources to properly monitor and comply with any state, federal, and international laws around AI.

The AI industry has increasing competition.

The AI technology sector is experiencing remarkable growth and intensifying competition as technology continues to advance. Companies across various industries, including marketing, recognize the transformative potential of AI. As AI capabilities expand and become more accessible, the industry’s competitive landscape will increase progress and create rivalry. Unexpected competition could adversely affect our market share, growth and profitability.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, machine learning experts, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

The success of our business relies on clients successfully adopting our product via long term contracts.

If our clients do not adopt our product via long-term, multi-month contracts, we may be unable to scale successfully and our business model may not prove to be repeatable.

Acquiring other competing or complementary marketing agencies is key to our success.

We are actively pursuing a strategy to acquire other marketing and advertising agencies that we believe are accretive to our business. These acquisitions may be for a number of reasons, including to acquire technology/IP, new talent, and/or new customers. If we are unable to successfully locate acquisition targets and consummate these transactions, we may be unable to succeed.

Acquisitions and integration of acquired businesses may result in operating difficulties and other unintended consequences.

We have made and may continue to make acquisitions of or expand into complementary businesses, including marketing agencies, to enable us to expand our customer base and grow our revenues. Execution of any past or potential future acquisition or expansion involves several risks, including:

●	Difficulty integrating the acquired businesses’ personnel and operations;
●	Challenges in obtaining permits or meeting other regulatory requirements;
●	Potential loss of key employees, customers, or suppliers of the acquired business;
●	Difficulties in realizing anticipated cost savings, efficiencies, and synergies;
●	Unexpected costs;
●	Inaccurate assessment of or undisclosed liabilities;
●	Inability to maintain uniform standards, controls, and procedures;
●	Disruption to existing businesses; and
●	Difficulty in managing growth.

If we do not successfully execute on acquisitions or expansions and the acquired or expanded businesses do not perform as projected, our financial condition and results of operations could be materially adversely affected.

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Risks Relating to the SAFE and this Offering

Investors in our SAFEs will be required to grant an irrevocable proxy covering the shares issuable upon conversion of their SAFEs, as well as shares they currently own and may acquire in the future, which will limit their ability to vote their shares.

As a condition to purchasing a SAFE, each investor will be required to agree to the terms of the SAFE, including the grant of an irrevocable proxy. Pursuant to the terms of the SAFE, each investor will grant to the Company’s Chief Executive Officer an irrevocable proxy to vote, consent, approve or otherwise act with respect to (i) the shares of the Company’s capital stock, if any, issuable upon conversion of such investor’s SAFE, (ii) any shares of the Company’s capital stock currently owned by such investor and (iii) any shares of the Company’s capital stock acquired by such investor in the future.

The proxy will permit the Company’s Chief Executive Officer to exercise the voting rights associated with such shares on the investor’s behalf. The proxy does not terminate by its own terms. Accordingly, an investor may be unable to exercise voting rights with respect to any shares covered by the proxy for an indefinite period, including shares that the investor acquires after purchasing the SAFE.

As a result, investors may have limited or no ability to participate directly in voting on matters submitted to the Company’s stockholders with respect to shares subject to the proxy. This may include matters relating to the election of directors, amendments to the Company’s organizational documents, mergers or other business combinations, sales of assets and other significant corporate transactions. The interests of the Company’s Chief Executive Officer, as proxy holder, may differ from or conflict with those of an investor.

Because the grant of the proxy is a condition to purchasing a SAFE, investors will be required to accept these limitations on their voting rights as part of their investment. The scope and duration of the proxy may therefore materially limit an investor’s ability to influence the Company through its voting rights. See “Securities Being Offered—Proxy.”

A SAFE has specific requirements to convert into equity securities of the Company.

The SAFE may never convert into equity. The SAFE converts into equity only upon a triggering event (an Equity Financing, Liquidity Event, or Dissolution Event). There is no guarantee that any such triggering event will occur. If no triggering event occurs during the life of the Company, investors may receive nothing.

Investors do not receive equity or voting rights until conversion.

Until the SAFE converts, investors will not be stockholders of the Company, will have no voting rights, and will not receive dividends or other distributions. The SAFE is not a debt instrument and does not accrue interest.

The terms of the SAFE determined internally and may not reflect fair market value.

The terms of the SAFE was established by management based on its assessment of the Company’s current operations and projected future performance. For example, the valuation cap has not been determined by an independent third party and is not based on a public trading market. Because the Company is privately held and its securities are not publicly traded, the valuation cap for the SAFE is difficult to assess and may differ significantly from the price investors are paying in this Offering

Future equity financings may dilute the effective ownership represented by the SAFE.

If the Company raises additional capital prior to a triggering event, the Post-Money Valuation Cap calculation includes all converting securities (including other SAFEs) and the unissued option pool, which may significantly dilute the effective percentage ownership that the SAFE represents upon conversion.

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In a Liquidity Event or Dissolution, the SAFE may receive only the Purchase Amount.

In a Liquidity or Dissolution Event, investors are entitled to the greater of their Purchase Amount or their as-converted amount. If the Company’s proceeds are insufficient to pay all holders, the investor’s recovery may be limited to a pro rata portion of available proceeds.

The SAFE is not freely transferable for one year.

The SAFE and the securities issuable pursuant to it have not been registered under the Securities Act and are subject to substantial transfer restrictions. There is currently no public market for the SAFE, and there may never be one.

Future fundraising may affect the rights of investors.

In order to fund operations, the Company plans to raise additional funds in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial   resources of the Company than investors in this Offering.

There is only a small minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with small minimum, the Company will have access to any funds tendered once the Target Investment Amounts is reached. This might mean that any investment made could be the one of the only, if not, the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

The Company is undertaking a concurrent offering pursuant to Rule 506(c) of Regulation D at terms that are more advantageous than those in this Offering.

In addition to the previous capital raising conducted by the Company, the Company is currently conducting, and may in the future conduct, additional offerings of its equity securities pursuant to Rule 506(c) of Regulation D or other exemptions. The terms of those offerings will be more favorable to investors than the terms of this Offering, including but not limited to higher valuations, preferential rights, or other benefits. Investors in this Offering may experience dilution of their ownership percentage, economic interest, and voting power as a result of these concurrent or subsequent financings. There can be no assurance that the Company will not continue to raise capital on terms that are more favorable than those of this Offering.

The Investor Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the share before including the Investor Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

The tax treatment of Perks is uncertain.

The tax treatment of any Perk, including any increase in the principal amount of a SAFE resulting from a Perk, is uncertain and may vary depending on an investor’s circumstances and applicable tax laws. Investors are solely responsible for determining and paying any taxes that may result from receiving a Perk or investing in the SAFE. Investors should consult their own tax advisors regarding the tax consequences of the Perks.

We are offering Perks to certain investors, which will result in increased dilution to those investors not eligible for the maximum perk.

Certain investors will be eligible to receive Perks under the Perks program described on the cover page of this Offering Memorandum. An investor may qualify for Perks based on the amount invested, the investor’s status, such as whether the investor is a prior investor in the Company, and the period during which the investment is funded. The maximum aggregate Perk available with respect to any investment is 50%.

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Because Perks increase the principal amount of the applicable SAFE without a corresponding increase in the amount of cash invested, investors who receive Perks may be entitled to receive a greater number of shares upon conversion of their SAFEs than investors who invest the same amount but do not receive Perks. As a result, investors who are not eligible for a Perk, or who receive a smaller Perk than other investors, may experience greater dilution of their ownership interest in the Company than investors who receive larger Perks.

The exclusive forum provision in our certificate of incorporation and the SAFE may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Article 8 of our Certificate of Incorporation contains exclusive forum provisions for certain types of lawsuits. To the fullest extent permitted by law, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

In addition, Section 5(f) of the SAFE provides that the state and federal courts located in the State of Delaware shall be the exclusive forum for any action or proceeding arising out of or relating to the SAFE.

These exclusive forum provisions may limit an investor’s ability to bring a claim in a judicial forum that the investor finds convenient or favorable. The provisions may also result in increased costs for investors seeking to bring claims against the Company or its directors, officers, employees, or agents and may discourage such lawsuits.

Section 22 of the Securities Act provides for concurrent jurisdiction of federal and state courts over claims arising under the Securities Act and the rules and regulations promulgated thereunder. Section 27 of the Exchange Act provides for exclusive federal jurisdiction over claims arising under the Exchange Act and the rules and regulations promulgated thereunder. The exclusive forum provisions contained in our Certificate of Incorporation and SAFE are not intended to, and will not, limit an investor’s rights under applicable federal securities laws.

While Delaware courts have determined that certain exclusive forum provisions are facially valid, a stockholder or investor may nevertheless seek to bring an action in a jurisdiction other than those designated in the applicable exclusive forum provision. In such event, we may seek to enforce the applicable exclusive forum provision, which could require significant additional costs and time to resolve. There can be no assurance that a court in another jurisdiction will enforce these provisions.

Any person or entity purchasing or otherwise acquiring or holding any interest in our securities will be deemed to have notice of and consented to the exclusive forum provisions described above. If a court were to find any of these provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business, financial condition, and results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under SAFE, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the SAFE, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the SAFE, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the SAFE. You should consult legal counsel regarding the jury waiver provision before entering into the SAFE.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the SAFE serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the SAFE.

Using a credit card to purchase securities may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

INVESTING PROCESS

Information Regarding Length of Time of Offering

Investment Confirmation Process: In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security indefinitely, and neither the Intermediary nor the Company are required to correct any errors or omissions made by the Investor.

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Investor funds will be held in escrow with the Escrow Agent until the Target Offering Amount has been met or exceeded and one or more closings occur. Investors may cancel an investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time as such earlier time the Company designates pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. If an investor does not cancel an investment commitment before the 48-hour period prior to the Offering Deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

The Company will notify Investors when the Target Amount has been reached. If the Company reaches the Target Amount prior to the Offering Deadline, it may close the Offering early provided (i) the expedited Offering Deadline must be twenty-one (21) days from the time the Offering opened, (ii) the Company must provide at least five (5) business days’ notice prior to the expedited Offering Deadline to the Investors and (iii) the Company continues to meet or exceed the Target Amount on the date of the expedited Offering Deadline.

Investment Cancellations: Investors will have up to 48 hours prior to the end of the offering period to change their minds and cancel their investment commitments for any reason. Once the offering period is within 48 hours of ending, investors will not be able to cancel for any reason, even if they make a commitment during this period, and investors will receive their securities from the issuer in exchange for their investment.

Notifications: Investors will receive periodic notifications regarding certain events pertaining to this offering, such as the company reaching its offering target, the company making an early closing, the company making material changes to its Form C, and the offering closing at its target date.

Material Changes: Material changes to an offering include but are not limited to:

A change in minimum offering amount, change in security price, change in management, etc. If an issuing company makes a material change to the offering terms or other information disclosed, including a change to the offering deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be canceled, and the funds will be returned.

Rolling and Early Closings: The company may elect to undertake rolling closings, or an early closing after it has received investment interests for its target offering amount, and 21 days from the offering’s initiation has passed. During a rolling closing, those investors that have committed funds will be provided five days’ notice prior to acceptance of their subscriptions, release of funds to the company, and issuance of securities to the investors. During this time, the company may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their securities, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the offering will terminate upon the new target date, which must be at least five days from the date of the notice.

Investor Limitations

Investors are limited in how much they can invest on all crowdfunding offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $124,000, then during any 12-month period, they can invest up to the greater of either $2,500 or 5% of the greater of their annual income or Net worth. If both their annual income and net worth are equal to or more than $124,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $124,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

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Updates

Updates regarding the Company’s progress towards meeting its target amount will be on Form C-Us that will be filed with the SEC through their EDGAR filing system and will be found here: SEC Filings.

USE OF PROCEEDS

The following table illustrates how we intend to use the net proceeds received from this Offering. The values below are not inclusive of payments to financial and legal service providers and escrow related fees, all of which were incurred in the preparation of this Offering and are due in advance of the closing of the Offering.

Use of Proceeds	% of Proceeds if Target Offering Amount Raised	Amount if Target Offering Amount Raised	% of Proceeds if Maximum Offering Amount Raised	Amount if Maximum Offering Amount Raised**
Intermediary Fees*	100%	$10,000	8.5%	$357,843
Payroll	0%	$0	20.75%	$819,853
Operations	0%	$0	20.75%	$819,853
Marketing	0%	$0	25%	$987,775
Acquisitions	0%	$0	25%	$987,775
Total	100%	$10,000	100%	$3,951,098

* (1) To the extent fees exceed the amount received by the Company, the fees will/have been paid using other Company funds. The estimated offering costs include the following payments to DealMaker Securities LLC and affiliates.

Total estimated offering costs for the Target Offering Amount would be approximately $12,850, which includes the following payments to DealMaker Securities LLC and affiliates:

● $10,000 in set up fees

● $2,000 in monthly fees for platform usage ($2,000 per month assuming the Target Offering Amount is raised within the first month)

● $850 in usage fees (8.5% cash fee on the proceeds from the offering)

Total estimated offering costs for the Maximum Offering Amount would be approximately $357,843, which includes the following payments to DealMaker Securities LLC and affiliates —

● $10,000 in set up fees

●$2,000 in monthly fees for platform usage fees ($2,000 per month assuming the Maximum Offering Amount is raised within 6 months)

● $335,843 in usage fees (8.5% cash fee on the proceeds from the offering)

**Includes the Investor Fee.

The Company has discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s general marketing or general working capital requirements.

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CAPITALIZATION AND OWNERSHIP

General

The Company is offering up to $3,951,098 and a minimum of $10,000 (including the Investors Fee) worth of SAFEs.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and filed with the State of Delaware on July 6, 2018 (our “Amended Certificate of Incorporation”) aour Bylaws, and the SAFEs, copies of which have been filed as Exhibits to the Offering Statement. For a complete description of our capital stock, you should refer to our Amended Certificate of Incorporation, our Bylaws, the SAFE, and applicable provisions of the Delaware General Corporation Law.

Under our Amended Certificate of Incorporation, our authorized capital stock consists of:

500,000,000 shares of Common Stock, $0.0001 par value per share

●	250,000,000 shares designated as Class A Common Stock
●	250,000,000 shares designated as Class B Common Stock

Class A Common Stock

Voting Rights

The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

Other Rights & Terms

The directors of the corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Each holder of Class A Common Stock shall have the right, at such holder’s sole election and at any time or from time to time, to convert any or all of such holder’s shares of Class A Common Stock into an equal number of shares of Class B Common Stock. Any such conversion shall be effected by the holder providing written notice to the corporation stating that the holder elects to convert the number of shares of Class A Common Stock specified in such notice into shares of Class B Common Stock. Such conversion shall be deemed to have been made at the time such notice is delivered to the corporation, and the corporation shall promptly update its books and records to reflect such conversion. Upon conversion, the shares of Class A Common Stock so converted.

Additional information can be found in the Company’s Certificate of Incorporation, as amended.

Class B Common Stock

Voting Rights

The shares of Class B Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Other Rights & Terms

The directors of the corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Additional information can be found in the Company’s Amended Certificate of Incorporation.

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Proxy

As a condition to purchasing a SAFE in this offering, each investor will be required to grant an irrevocable proxy to the Company’s Chief Executive Officer (the “Proxy Holder”) with respect to certain shares of the Company’s capital stock held or acquired by such investor.

Pursuant to the terms of the SAFE, each investor will grant the Proxy Holder an irrevocable proxy and power of attorney, with full power of substitution, to vote, consent, approve or otherwise authorize by vote, ballot, written consent or any other manner permitted by applicable law, in the Proxy Holder’s discretion, all shares of the Company’s capital stock that are subject to the proxy, including:

●	the shares of the Company’s capital stock, if any, issuable upon conversion of the investor’s SAFE;
●	all shares of the Company’s capital stock currently owned by the investor; and
●	all shares of the Company’s capital stock that the investor may acquire in the future.

The proxy will apply to the shares subject to the proxy at any annual or special meeting of the Company’s stockholders, including any adjournment or postponement thereof, and in connection with any action by written consent of the Company’s stockholders in lieu of a meeting, with respect to any matter on which holders of the applicable shares are entitled to vote or consent.

The proxy is intended to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. The proxy does not terminate by its own terms. Accordingly, unless terminated or rendered ineffective pursuant to applicable law or otherwise in accordance with the terms of the applicable transaction documents, the Proxy Holder will continue to have the right to exercise the voting and consent rights associated with shares subject to the proxy.

The grant of the proxy does not transfer record ownership of the shares subject to the proxy to the Proxy Holder. The investor will remain the record owner of any shares it otherwise owns. However, while the proxy remains effective, the Proxy Holder, rather than the investor, will have the authority to exercise the voting and consent rights associated with the shares subject to the proxy.

The investor will also represent and warrant that the grant of the proxy does not conflict with any binding contractual obligation of the investor. The proxy will revoke any proxy previously given by the investor with respect to the shares subject to the proxy.

The proxy is a material term of the SAFE and is a condition to an investor’s purchase of a SAFE in this offering. Accordingly, an investor will not be able to purchase a SAFE without agreeing to the proxy arrangements described above.

For a description of the risks associated with the proxy, including the resulting limitations on an investor’s ability to exercise voting rights with respect to shares subject to the proxy, see “Risk Factors—Investors in our SAFEs will be required to grant an irrevocable proxy covering the shares issuable upon conversion of their SAFEs, as well as shares they currently own and may acquire in the future, which will limit their ability to vote their shares.”

SAFE (Simple Agreement for Future Equity)

We are offering a specific type of promissory note titled Simple Agreement for Future Equity (“SAFE”). While there are standard forms of SAFEs commonly used in the market, the SAFE we are offering is a modified form and contains terms that differ from those standard forms. The SAFE gives investors the right to receive shares of the Company’s capital stock upon the occurrence of certain specified events. These events may include a qualified equity financing, a Regulation A offering, a change of control of the Company (such as an acquisition), or an initial public offering (“IPO”) of the Company’s securities. If none of these events occurs, the SAFE will automatically convert into shares of the Company’s capital stock on the fifth anniversary of the date of the SAFE, in each case subject to the terms and conditions described in the SAFE.

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The SAFE has a purchase amount equal to the amount invested by the investor and a “Post-Money Valuation Cap” of $300,000,000. The SAFE has a 100% discount rate, meaning that the investor will not receive a discount to the price paid by investors in a subsequent equity financing. Instead, the valuation cap will determine the conversion price if applicable.

The Bonus SAFE is substantially similar to the SAFE except in that:

●	In a Dissolution Event, the Investors is not entitled to any payment or distribution under Bonus SAFE, see “Dissolution Event” below.
●	In a Liquidity Event, the Investor will not be entitled to receive a separate cash-out amount based on the Bonus SAFE Amount, see “Liquidity Event” below, and accordingly that payment, if any, is at the same time as payments to holders of Common Stock, see “Liquidity Priority” below.

Except where noted, descriptions of the SAFE below also refer to the Bonus SAFE.

Conversion on a Regulation A Offering: At any time, Regulation A, the Company with 10 days’ prior written notice, convert into Class B Common Stock (such other stock as the Company has then authorized, provided that such class or series has rights, preferences and privileges no less favorable than the Class B Common Stock). The conversion price is calculated as the lower of (i) the Post-Money Valuation Cap of $300,000,000 divided by the Company’s fully diluted capitalization or (ii) the round price (based on stock sold for cash consideration).

Conversion on Equity Financing: If the Company raises at least $1,000,000 in a priced equity round in gross proceeds, the SAFE automatically converts into non-voting CF Shadow Series shares of the security sold in that round. The conversion price is calculated as the lower of (i) the Post-Money Valuation Cap of $300,000,000 divided by the Company’s fully diluted capitalization or (ii) the round price.

Conversion   on Liquidity Event: If the Company is sold, completes an IPO or completes a Direct Listing, the Investor receives the greater of (i) the amount they invested for cash consideration or (ii) the amount they would receive if the SAFE and Bonus SAFE had converted into Common Stock at the lower of the cap price or the deal price (the “Excess Liquidity Amount”).

Long-Stop Conversion. If the SAFE remains outstanding on the fifth anniversary of the SAFE, the SAFE will automatically convert into the number of shares convert into Class B Common Stock (such other stock as the Company has then authorized, provided that such class or series has rights, preferences and privileges no less favorable than the Class B Common Stock). The conversion price will be equal to the Post-Money Valuation Cap of $300,000,000 divided by the Company Capitalization, calculated immediately prior to the conversion.

Dissolution Event: If the Company dissolves, winds up or ceases operations, the investor is entitled to receive up to the amount they invested for cash consideration from any proceeds legally available for distribution, and may receive less or nothing.

Liquidation Priority: In a Liquidity Event or Dissolution Event, the SAFE is intended to operate similarly to standard non-participating preferred stock. The investor’s right to receive its Purchase Amount for cash is subordinate to the Company’s indebtedness and other creditor claims, is generally on parity with other SAFEs and Preferred Stock having similar liquidation rights, and is senior to payments to holders of Common Stock. The Excess Liquidity Amount under the Bonus SAFE, if any, is paid at the same time as holders of Common Stock.

No Voting Rights: The Investor is not entitled, as a holder of a SAFE, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in the SAFE be construed to confer any rights of a Company stockholder or rights to vote, until shares have been issued upon conversion. Further investors will need to grant a proxy for all shares the investors currently owns or will own in the future, see “Proxy” above.

Dividends: If, while the SAFE remains outstanding, the Company pays a cash dividend on its outstanding Common Stock, the Company will pay the investor a dividend amount determined by multiplying the per-share Common Stock dividend by the number of shares of Common Stock that would be issuable upon conversion of the SAFE at the applicable liquidity price (as defined in the SAFE).

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Non-Transferability: The SAFE and the rights in the SAFE are not transferable or assignable by either party without the prior written consent of the other, with limited exceptions for transfers to the Investor’s estate, heirs, or affiliates.

Tax Treatment: For U.S. federal and state income tax purposes, the SAFE is intended to be characterized as common stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended.

Governing Law: The SAFE is governed by the laws of the State of Delaware

Provisions of Note in Our SAFE   and Our Certificate of Incorporation

Forum Selection Provision

Article 8 of our Certificate of Incorporation contains exclusive forum provisions for certain types of lawsuits. To the fullest extent permitted by law, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

In addition, Section 5(f) of the SAFE provides that the state and federal courts located in the State of Delaware shall be the exclusive forum for any action or proceeding arising out of or relating to the SAFE.

These exclusive forum provisions may limit an investor’s ability to bring a claim in a judicial forum that the investor finds convenient or favorable. The provisions may also result in increased costs for investors seeking to bring claims against the Company or its directors, officers, employees, or agents and may discourage such lawsuits.

Section 22 of the Securities Act provides for concurrent jurisdiction of federal and state courts over claims arising under the Securities Act and the rules and regulations promulgated thereunder. Section 27 of the Exchange Act provides for exclusive federal jurisdiction over claims arising under the Exchange Act and the rules and regulations promulgated thereunder. The exclusive forum provisions contained in our Certificate of Incorporation and SAFE are not intended to, and will not, limit an investor’s rights under applicable federal securities laws.

Jury Trial Waiver

The SAFE provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the SAFE, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Outstanding Capital Stock

As of the date of this Form C, the Company’s outstanding capital stock consists of:

Type	Amount Authorized	Amount Outstanding	Committed, Not Issued*	Available
Class A Common Stock	250,000,000	90,409,091	130,329,094	29,261,815
Class B Common Stock	250,000,000	113,197,231	434,000	136,368,769

*Includes 434,000 warrants for Class B Common Stock, 21,625,476 warrants for Class A Common Stock, and 108,703,618 options for Class A Common Stock.

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Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Amount and Type or Class Held	Percentage Ownership (in terms of voting power)
Wefunder SPV	Class A Common Stock 23,310,088	25.8%

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

What it Means to be a Minority Holder

As an investor in our SAFE offering of the company, you will be purchasing non-voting securities and will have limited rights in regards to the corporate actions of the company, including additional issuances of securities, company repurchases of securities, a sale of the company or its significant assets, or company transactions with related parties. Further, investors in this offering may have rights less than those of other investors, and will have limited influence on the corporate actions of the company.

DILUTION

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

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The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2025 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2026 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Valuation

As discussed in “Dilution” above, the valuation of the company will determine the amount by which the investor’s stake is diluted in the future. An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The terms of this Offering are based on a fully diluted basis pre-money valuation of $350,023,754. The Securities are priced arbitrarily and the Company makes no representations as to the reasonableness of any specified valuation.

There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of guesswork. The same method can produce a different valuation if used by a different person.

Liquidation Value - The amount for which the assets of the company can be sold, minus the liabilities owed, e.g., the assets of a bakery include the cake mixers, ingredients, baking tins, etc. The liabilities of a bakery include the cost of rent or mortgage on the bakery. However, this value does not reflect the potential value of a business, e.g., the value of the secret recipe. The value for most startups lies in their potential, as many early-stage companies do not have many assets (they probably need to raise funds through a securities offering in order to purchase some equipment).

Book Value - This is based on analysis of the company’s financial statements, usually looking at the company’s balance sheet as prepared by its accountants. However, the balance sheet only looks at costs (i.e., what was paid for the asset), and does not consider whether the asset has increased in value over time. In addition, some intangible assets, such as patents, trademarks or trade names, are very valuable but are not usually represented at their market value on the balance sheet.

Earnings Approach - This is based on what the investor will pay (the present value) for what the investor expects to obtain in the future (the future return), taking into account inflation, the lost opportunity to participate in other investments, the risk of not receiving the return. However, predictions of the future are uncertain and valuation of future returns is a best guess. Different methods of valuation produce a different answer as to what your investment is worth. Typically, liquidation value and book value will produce a lower valuation than the earnings approach. However, the earnings approach is also most likely to be risky as it is based on many assumptions about the future, while the liquidation value and book value are much more conservative.

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Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

How we determined the offering price

The offering price for our current offering was determined by our management team and Board of Directors.

Transfer Agent and Registrar

DealMaker Transfer Agent will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our SAFEs will be recorded and maintained on our shareholder register.

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Sold	Shares	Use of Proceeds	Issue Date	Exemption from Registration Used or Public Offering
Class B Common Stock	$1,048,981	1,155,788	Operations, Payroll, Marketing and Acquisitions	September 2026	Regulation CF
Class B Common Stock	$1,540,929	2,386,713	Operations, Payroll, Marketing	June 2026	Regulation D, Rule 506(c)
Class B Common Stock	$52,285,715	87,003,454	Operations, Payroll, Marketing, and Acquisitions	June 2026	Regulation A
Class B Common Stock	$41,830	88,873	Operations, Payroll, Marketing	January 2025	Regulation D, Rule 506(c)
Class B Common Stock	$359,560	830,446	Operations, Payroll, Marketing	January 2025	Regulation D, Rule 506(c)
Class B Common Stock	$1,602,659	3,905,723	Operations, Payroll, Marketing	November 2024	Regulation CF
Class B Common Stock	$54,015	131,135	Operations, Payroll, Marketing	September 2024	Regulation D, Rule 506(c)
Class B Common Stock	$312,588	762,183	Operations, Payroll, Marketing	August 2024	Regulation D, Rule 506(c)
Class B Common Stock	$77,919	235,252	Operations, Payroll, Marketing	July 2024	Regulation D, Rule 506(c)
Class B Common Stock	$511,911	1,517,730	Operations, Payroll, Marketing	June 2024	Regulation D, Rule 506(c)
Class B Common Stock	$2,354,584	7,118,528	Operations, Payroll, Marketing	April 2024	Regulation CF
Class B Common Stock	$964,265	3,463,325	Operations, Payroll, Marketing	February 2024	Regulation CF
Class B Common Stock	$1,200,000	4,740,409	Operations, Payroll, Marketing	November 2023	Regulation CF

See the section titled “Capitalization and Ownership” for more information regarding the securities issued in our previous offerings of securities.

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TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

As of December 31, 2025 and 2024, the Company had $194,881 and $11,340, respectively, in amounts due from related parties. The balance as of December 31, 2025 includes post-deconsolidation receivables from Atomic Reach of approximately $130,000 and payable to Atomic Reach of $15,000. The amounts are unsecured, non-interest bearing, and due on demand. During the year ended December 31, 2025, the Company received net repayments of related party advances of $95,727.

On October 7, 2022, the Company issued a convertible note in the amount of $500,000 to Joseph Freedman, an existing major shareholder and director of the Company. During the year ended December 31, 2025, the Company repaid $100,000 in principal and $300,000 in accrued interest through four cash wire transfers to the Mr. Freedman. The remaining principal of $400,000, with an estimate fair value of $330,933 was converted into 2,666,667 shares of Class A common stock.

On June 30, 2026, the Company entered into a loan agreement and secured promissory note with its President, Bradley Silver, in the amount of $335,502. The loan has an 8-year term, expiring on June 30, 2034 and carries a 4.13% per annum interest rate.

As of June 30, 2026, The Company bore DealMaker’s commission on the secondary sales of $617,985, or $448,961 net of $169,024 of investor fees retained by the Company, and remitted the full investor price to the selling shareholders. The following officers and director participated as selling stockolders: Joseph Freedman, 36.84% ($165,386); Bradley Silver, 28.39% ($127,470); Jeremy Barnett, 28.18% ($126,533); Aaron Kuntz, 3.97% ($17,840).

On September 1, 2026, the Company entered into a Software License Agreement with Altivera Vision Inc. a subsidiary in which the Company holds a 73.26% interest. Under the agreement the Company granted Altivera Vision Inc. an exclusive worldwide license to use the Company’s technology for a 20 year initial term with automatic two-year renewals in exchange for a royalty equal to 12.5% of Altivera Vision Inc.’s Net Marketing Fee Revenue, payable quarterly.

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FINANCIAL INFORMATION

FINANCIAL INFORMATION

The following financial statements have been attached as Exhibits to this Offering Statement:

●	Audited Consolidated Financial Statements for the years ended December 31, 2025 and 2024 for Rad Technologies, Inc.
●	Audited Financial Statements for AV Communications Inc. for the fiscal years ended June 30, 2025 and June 30, 2024
●	Unaudited Financial Statements for AV Communications Inc. for six-month periods ended December 31, 2025 and December 31, 2024 (the financial statements of AVC are collectively referred to as the “AVC Financial Statements”)

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2025 and 2024 and the related notes included in this Offering Statement. The unaudited financial information set forth below with respect to the six month period ended June 30, 2026 (“Interim 2026”) is preliminary and subject to potential adjustments. Adjustments to these financial statements may be identified when a review of our historical financial statements has been completed in conjunction with our year-end audit, which could result in significant differences from this preliminary unaudited financial information, although, in the opinion of management, all adjustments necessary to make interim results of operations not misleading have been included here. Unless otherwise indicated, the latest results discussed below are as of June 30, 2026.

For the convenience of investors and to provide additional information regarding our acquisition of a 70% ownership interest in AVC, we have also included the AVC Financial Statements. Those financial statements have been prepared in accordance with U.S. GAAP but are presented in Canadian dollars, which was the functional and reporting currency of AVC prior to the acquisition. The AVC Financial Statements are provided solely to provide background information regarding the acquired business. Because this offering is being conducted pursuant to Regulation Crowdfunding, we are not required to include, and have not included, pro forma financial information giving effect to the acquisition, as would generally be required in certain registered securities offerings. Accordingly, investors should not view the AVC Financial Statements as indicative of our consolidated financial condition or results of operations following the acquisition. In addition, because we acquired a 70% ownership interest rather than 100% of AVC, our future financial statements will reflect only our ownership interest in accordance with applicable U.S. GAAP.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

RAD Technologies, Inc is a Delaware corporation formed on March 6, 2018. The Company operates an artificial intelligence-driven marketing technology platform that connects brand advertisers with consumers through influencer campaigns, audience analytics, content optimization, and paid media execution. The Company’s proprietary AI platform enables clients to identify audiences, discover influencers, rank content, and optimize paid media campaigns prior to budget deployment.

The Company generates revenue primarily through its enterprise-focused managed services offering (RAD Amplify), and also through its software platform (Lickly) as well as relationships developed through strategic partnerships and industry networks. RAD Amplify focuses on direct engagement with enterprise and mid-market clients, while Lickly is designed to support scalable adoption among agencies and brands through a technology-enabled platform. Together, these offerings are intended to support both high-touch enterprise relationships and broader, technology-driven distribution.

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Cost of revenues for marketing campaigns represents direct payouts to recipients who have earned the monies and/or have incurred direct expenses associated with events held. Cost of revenues also includes fees paid to talent, influencer procurement, and other direct costs of servicing the campaign including contract labor. Cost of revenues also includes amortization of the Company’s intangible assets pertaining to developed technology, in particular the Company amortizes $6,081,610 in intangible assets that were acquired pursuant to the merger with Atomic Reach in 2021. For 2024 and 2025 the costs for this amortization were $1,216,322 a year. 2026 will be the final year for this amortization.

Operating Results

For The Fiscal Years Ended December 31, 2025 and 2024

For the fiscal year ended December 31, 2025, the Company had revenues of $2,161,000 compared to the year ended December 31, 2024, when the Company had revenues of $1,151,637, representing an 88% increase related to the Company’s increase in sales. This increase in sales was driven by the Company increasing the amount it spent on sales and marketing including hires to its sales team, which resulted in a greater volume of work and customers, including the partnership with Omnicom, leading to increased revenues.

The Company’s cost of revenues increased from $1,569,483 in 2024 to $2,386,338 in 2025, representing a total increase of 52%. Cost of revenues in 2025 primarily consisted of amortization costs related to an intangible asset. The remaining costs of revenue mostly encompassed $862,330 in expenses paid out for advertising to influencers that the company partnered with. This was a 209% increase from 2024, where influencer expenses amounted to $279,483. The Company’s gross margin was -10% in fiscal year 2025, compared to -36% in 2024. The improvement in gross margin was due to an increase in business and subsequent revenue along with a decrease in the cost of revenues relative to net revenue. The improvement in margins can be attributed to lower expenses for influencer services, as well as lower total costs for media channels.

In 2025, the Company recognized $19,796,594 in operating expenses, as compared to $7,881,756 in operating expenses for 2024, representing a 151% increase. Sales and marketing expenses, which consisted primarily of advertising costs related to the Company’s fundraise activities, were the biggest driver of this increase, growing from $3,259,604 in 2024 to $12,739,049 in 2025, an increase of 291% year over year. The increase was related to the Company’s increased fundraising activities, plus a decrease in efficiency of ad spend as total funds raised were larger in 2025 versus 2024. The Company expects that its sales and marketing expenses will remain elevated during 2026 as the Company continues to raise funds pursuant to its offering under Regulation A. Additionally, general and administrative expenses, which consisted largely of payroll and business services, grew by 46%, from $3,315,285 to $4,856,834, due to increased hires and operating expenses as the Company grew revenue and customers. Additional increases in general administrative expenses were from an increase in stock-based compensation expense, which grew from $744,068 in 2024 to $1,489,395 in 2025. Finally, research and development expenses grew by 66% from $1,306,867 in 2024 to $2,173,711 in 2025. These were largely related to new product development and technical hires as the Company grew its technology platform and product offerings.

In addition to the above, the Company recognized net other income of $63,595 in the fiscal year ending in 2025, compared to net other expenses of $239,868 in the fiscal year ending in 2024. The biggest driver for this improvement was the change in fair value of convertible notes, which went from a $14,237 expense in 2024 to $119,041 in income in 2025 and the decrease in interest expense, from $243,319 in 2024 to $59,128 in 2025.

As a result of the foregoing, the Company realized a net loss from continuing operations of $19,931,337 for the fiscal year ending December 31, 2025 – a 133% increase in net loss from continuing operations compared to a net loss from continuing operations of $8,539,470 during the fiscal year ending December 31, 2024. The biggest driven of this increase in net loss was the significant increase in sales and marketing from fundraise marketing as discussed above.

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Liquidity and Capital Resources

As of December 31, 2025, RAD’s available cash-on-hand was $7,438,572 compared to $277,938 as of December 31, 2024, which was primarily driven by the Company’s fundraising efforts, mostly related to offerings pursuant to Regulation A and Regulation D, raising $24.79 million in capital via sales of Class B Non-Voting Common stock through the end of 2025.

As of October 1, 2026, RAD’s available cash-on-hand was $3.3 million,   this amount reflects the sales in our recent offerings as well as acquisition of AVC.

While the Company saw an increase in revenue from the prior period, we still rely primarily on outside investments to support operations and growth. In addition to this offering under Regulation CF, the Company anticipates undertaking new offerings of securities this year, including leveraging Rule 506(c) of Regulation D.

The Company’s acquisition strategy includes purchasing existing agencies that are generating revenue and cash flow as with the AVC acquisition. With the AVC acquisition and with other potential acquisitions, it may be able to leverage any incremental revenue and cash flow, if any, from these acquired targets to help sustain any losses from RAD’s existing business.

Over the next 6 – 12 months,   the Company expects to continue to rely on equity financing to fund operations, growth, and its acquisition strategy, in addition to any incremental revenue and cash flow generated from any acquisitions that it may close on.

Going forward, the Company plans to rely on various equity crowdfunding efforts to sustain operating losses until it can reach profitability. The Company has access to potential debt and lines of credit and it can also access additional equity capital through its existing shareholder base and network. The Company expects to continue needing the assistance of outside capital, whether via debt or equity, later this year as it grows its revenue, customer base and operating expenses.

Debt

The Company obtained an Economic Injury Disaster (EIDL) loan for $250,000 on April 10, 2020, and on August 16, 2021 the Company obtained a second loan in the amount of $250,000.

The EIDL is a low interest, fixed-rate, long term loan obtained directly from the U.S. Small Business administration (SBA) to help overcome the effects of the pandemic by providing working capital to meet operating expenses. The loan bears interest at a rate of 3.75% per annum and matures 30 years from the date of the loan. The loan is secured by the assets of the Company. As of December 31, 2025 and 2024, the principal outstanding of the loan was $500,000. During the years ended December 31, 2025 and 2024, the Company made payments of $30,900 and $19,573, respectively, of accrued interest. Accrued interest on the loan as of December 31, 2025 and 2024, amounted to $19,042 and $31,192. Interest expense for the years ended December 31, 2025 and 2024 was $18,750 and $18,801, respectively.

On June 30, 2026, the Company entered into a loan agreement and secured promissory note with its President, Bradley Silver, in the amount of $335,502. The loan has an 8-year term, expiring on June 30, 2034 and carries a 4.13% per annum interest rate.

The Company entered into a $500,000 convertible note with a related party on October 17, 2022. During the year ended December 31, 2025, the Company repaid $100,000 in principal and $300,000 in accrued interest through four cash wire transfers to the Holder. The remaining principal of $400,000, with an estimate fair value of $330,933 was converted into 2,666,667 shares of Class A common stock.

With the acquisition of AVC, the Company is responsible for its liabilities. The AP balance as of June 19 was $997,976. The Prepaid Expenses balance as of June 19 was $14,466.

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Trend Information

We began product development by building an AI-based creative intelligence which leverages AI personas to connect trusted influencers (content creators) with brands that benefit from the influencer’s authentic, unbiased, informative and culturally relevant content.

Over the next few years we will be focused on building a self-serve, multi-workflow process enabled platform that will create a competitive advantage that we plan to use to “disrupt” the creative marketing industry. We also have a robust acquisition and roll up strategy to accelerate growth, content and distribution. These activities are likely to result in increased expenses prior to realizing revenue from the implementation of the process enables platform or acquisitions.

In June 2026, the Company completed its first acquisition by acquiring a 70% ownership interest in AVC. AVC is the first agency acquisition that is part of RAD Intel’s roll-up strategy. We plan to build to scale three ways: organically through RAD Amplify, our done-for-you service; our self-serve influencer-marketing SaaS platform Lickly; and by acquiring agencies in the influencer/creator space, like AVC. We believe that AVC fits our model, as it is a leading independent multicultural marketing and media agency serving Pan-Asian, cross-cultural and emerging-demographic segments across North America. This is a capability RAD Intel does not have in-house and that is hard to build. Further, AVC is revenue producing.

For existing clients of AVC, we believe they can benefit from RAD Intel’s platform and services, while RAD Intel’s clients will gain multicultural reach. The practice of which includes the cross-selling and use of RAD Intel’s technology products to AVC’s existing clients, offering AVC’s services and capabilities to RAD’s existing clients as well as shared marketing and operations resources.

The Company is currently focused on integrating the acquired business into its existing operations. The ultimate impact of the acquisition on the Company’s financial condition, results of operations, and cash flows will depend on a number of factors, including the successful integration of the acquired business, market conditions, customer demand, and other factors beyond the Company’s control. As a result, there can be no assurance that the anticipated benefits of the acquisition will be realized or realized within the expected timeframe.

In the coming months, the Company also plans to continue to execute against its planned acquisition and growth strategy which will include the following:

●	Additional Acquisitions: RAD is in talks with several acquisition targets that it believes will be complimentary to RAD’s growth plan. These targets are existing businesses, marketing and influencer agencies that, if acquired, will be able to leverage RAD’s technology to improve business outcomes and also give RAD access to a new set of skills and a larger customer base. As of the date of this Offering Statement, the Company has not entered into any definitive agreements for any additional acquisitions.

●	Strategic Partnerships: The Company believes that additional growth and scale may be achieved through partnerships with stand-alone leaders or specialized teams where the Company’s technology and expertise serve as a force multiplier—enhancing both shareholder value and the probability of success. These opportunities, if pursued, would be structured to provide RAD with voting control, while ensuring RAD investors retain full ownership and transparency into the underlying partnership.

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TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to United States withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

LEGAL MATTERS

Any Investor should consult with its own counsel and advisors in evaluating an investment in the Offering and conduct independent due diligence.

Updates regarding the progress of the offering in reaching its target amount will be filed with the SEC on Form C-U.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form C to be signed on its behalf by the duly authorized undersigned.

Rad Technologies Inc.
(Issuer)

By: /s/ Jeremy Barnett
(Signature)

Jeremy Barnett
(Name)

Chief Executive Officer
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeremy Barnett
(Signature)

Jeremy Barnett
(Name)

Director, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer
(Title)

October 09, 2026
(Date)

/s/ Bradley Silver
(Signature)

Bradley Silver
(Name)

Director
(Title)

October 09, 2026
(Date)

/s/ Joe Freedman
(Signature)

Joe Freedman
(Name)

Director
(Title)

October 09, 2026
(Date)

/s/ Aaron Kuntz
(Signature)

Aaron Kuntz
(Name)

Director
(Title)

October 09, 2026
(Date)